Serina Therapeutics Reports Cohort 1 Observations from SER-252 Registrational Study in Advanced Parkinson’s Disease and Advances to Cohort 2

- Independent Safety Monitoring Committee recommends advancement to Cohort 2 following blinded review of Cohort 1 safety and tolerability data –

- Pharmacokinetic observations at the lowest dose evaluated were consistent with the sustained apomorphine exposure SER-252 is designed to provide –

- Blinded Cohort 1 observations included sustained periods of improvement in motor function in individual patients on exploratory clinical measures –

- Serina expects to report topline data from the single-ascending-dose portion of the study in the first half of 2027 -

HUNTSVILLE, Ala., September 9, 2026 (GLOBE NEWSWIRE) -- Serina Therapeutics, Inc. (“Serina” or the “Company”) (NYSE American: SER), a clinical-stage biotechnology company developing its proprietary POZ Platform™ drug optimization technology, today announced that the independent Safety Monitoring Committee (SMC) has completed its blinded review of Cohort 1 of the ongoing Phase 1b registrational study of SER-252 in patients with advanced Parkinson’s disease and recommended that the study advance to Cohort 2.

Cohort 1 evaluated the lowest dose level in the single-ascending-dose portion of the study. In addition to supporting continued dose escalation, blinded Cohort 1 observations showed a pharmacokinetic profile consistent with the sustained apomorphine exposure SER-252 is designed to provide and included sustained periods of improvement in motor function in individual patients on exploratory clinical measures.

The SMC's recommendation to advance was based on its review of blinded safety and tolerability data from Cohort 1. Considered together with the blinded pharmacokinetic, safety and exploratory clinical observations, these results support continued evaluation through the planned dose-escalation study.

“These initial observations strengthen our confidence in SER-252 and are consistent with the profile the program was designed to achieve,” said Steve Ledger, Chief Executive Officer of Serina Therapeutics. “At the lowest dose evaluated, we observed the sustained pharmacokinetic profile SER-252 was engineered to achieve, together with encouraging clinical observations in a study designed to provide an assessment of treatment effect. Importantly, the independent Safety Monitoring Committee has recommended that we proceed with dose escalation, giving us a clear path into Cohort 2 while preserving the integrity of the blinded study.”

Mr. Ledger continued, “Patients with advanced Parkinson’s disease can reach a point where oral medications no longer provide predictable control of motor symptoms, leaving them with increasingly disruptive periods of ‘OFF’ time and limited treatment options. Apomorphine is a well-established and potent dopaminergic therapy, but available approaches for sustained delivery can impose a significant treatment burden. SER-252 is designed to provide sustained apomorphine exposure through a convenient, long-acting subcutaneous treatment, with the potential to offer a differentiated next-generation option for these patients.”

Cohort 1 Observations and Study Progression

Cohort 1 enrolled eight patients with Parkinson’s disease and motor fluctuations in the randomized, double-blind, placebo-controlled study. Patients in each cohort are randomized 3:1 to receive a single dose of SER-252 or placebo, with each successive cohort evaluating a higher dose of SER-252.

The study is designed to evaluate the safety, tolerability and pharmacokinetics of subcutaneous SER-252, with exploratory clinical measures including MDS-UPDRS motor scores and structured assessments of patient motor state.

During Cohort 1, patients were withdrawn from background Parkinson’s medications in accordance with the study protocol, allowing investigators to characterize the pharmacokinetic profile and observe changes in motor function with limited contribution from concomitant dopaminergic therapy.

At the starting dose, blinded observations included:
•a sustained pharmacokinetic profile consistent with prolonged apomorphine exposure;
•sustained periods of improvement in motor function in individual patients on exploratory clinical assessments; and
•safety and tolerability findings that supported the SMC’s recommendation to advance to the next dose level.

The Company is now advancing SER-252 into Cohort 2 and will continue to evaluate safety, tolerability, pharmacokinetics and exploratory measures of clinical activity across ascending dose levels. Serina expects to report topline data from the single-ascending-dose portion of the study in the first half of 2027.

Addressing a Significant Need in Advanced Parkinson’s Disease

As Parkinson’s disease progresses, many patients experience increasingly unpredictable motor fluctuations as the duration of benefit from individual doses of oral levodopa shortens. For patients whose symptoms can no longer be adequately controlled with conventional oral therapy, more intensive treatment approaches may be required to provide sustained dopaminergic stimulation.

SER-252 is an investigational, long-acting formulation of apomorphine enabled by Serina’s proprietary POZ technology. It is designed to provide continuous dopaminergic stimulation (CDS) via subcutaneous injection with the goal of providing more consistent motor control while reducing the administration burden associated with existing continuous infusion approaches. CDS has been shown to reduce the severity of levodopa-related motor complications (dyskinesia) in Parkinson’s disease. Serina believes this profile could differentiate SER-252 from existing continuous infusion approaches and support its potential as a next-generation, device-assisted treatment option for patients with advanced Parkinson’s disease.

SER-252 Registrational Study Design Overview

The SER-252-1b study is a randomized, double-blind, placebo-controlled Phase 1b trial with single-ascending-dose (five cohorts of eight; n=40) and multiple-ascending-dose components (up to three cohorts of sixteen; n=48) in adults with Parkinson’s disease and motor fluctuations. The registrational study is designed to evaluate safety, tolerability, and pharmacokinetics of subcutaneous SER-252 versus placebo, with exploratory efficacy measures that include MDS-UPDRS motor scores and structured motor-state assessments. Dose escalation will be overseen by an independent Safety Monitoring Committee, and the study will be conducted across sites in the U.S., Australia, South Korea, and Taiwan.

For more information, please visit https://serinatx.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These statements are based on management’s current expectations, plans, beliefs or forecasts for the future, and are subject to uncertainty and changes in circumstances. The facts and assumptions underlying these statements may change, and undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made. Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” "targeting," “expects,” or “estimates”) should be considered to be forward-looking statement, including statements about the potential of Serina’s POZ polymer technology, Serina’s estimates regarding future revenue, expenses, capital requirements and need for additional financing, and Serina’s planned clinical programs, including planned clinical trials. Risks and uncertainties include, among other things, the fact that the Cohort 1 data described in this release are preliminary, blinded, and exploratory, and involve a small number of patients, and therefore may not be evidence of treatment effect or predictive of future results; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory holds, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; Serina’s ability to continue as a going concern; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from our clinical studies; whether and when any applications may be filed for any drug or vaccine candidates in any jurisdictions; whether and when regulatory authorities may approve any potential applications that may be filed for any drug or vaccine candidates in any jurisdictions, which will depend on a myriad of factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such drug or vaccine candidates will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any drug or vaccine candidates; and competitive developments. These risks as well as other risks are more fully discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the company’s other periodic reports and documents filed from time to time with the SEC. The information contained in this release is as of the date hereof, and, except as required by law, Serina assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

For inquiries, please contact:

Stefan Riley
sriley@serinatherapeutics.com
(256) 327-9630